             JEFFERSON BANCSHARES, INC. ANNOUNCES EARNINGS FOR THE
                        QUARTER ENDED SEPTEMBER 30, 2006

Morristown, Tennessee -- (October 27, 2006) - Jefferson Bancshares, Inc. (Nasdaq: JFBI), the holding company for Jefferson Federal Bank, announced net income of $290,000, or $0.05 per diluted share, for the quarter ended September 30, 2006 compared to net income of $785,000, or $0.12 per diluted share, for the quarter ended September 30, 2005. The decline in net income for the three-month period ended September 30, 2006 was primarily the result of a decrease in net interest income and noninterest income combined with an increase in noninterest expense. The increase in noninterest expense was attributable to the staffing and operational costs of two new full-service offices and our future branch office scheduled to open in 2007. Return on average assets and return on average equity for the quarter ended September 30, 2006 were 0.35% and 1.55%, respectively, compared to 1.05% and 3.87% for the corresponding 2005 period.

Anderson L. Smith, President and Chief Executive Officer, commented, "The interest rate environment continues to be challenging for financial institutions and competition for loans and deposits is very intense. Despite this difficult environment, we have achieved strong loan and deposit growth during the quarter while maintaining positive trends in asset quality. Our recent additions of the Merchants-Greene office in Hamblen County and our Farragut office in Knox County have allowed us to expand our customer base, and construction on our second Knoxville office is underway with an estimated completion date of mid 2007. While our recent expansion efforts have adversely affected our current earnings, we feel that we are positioning the Company for future growth and building the value of our franchise."

Net interest income decreased $65,000 to $2.7 million for the quarter ended September 30, 2006 from the corresponding quarter in 2005. The interest rate spread and net interest margin for the quarter ended September 30, 2006 were 2.86% and 3.65%, respectively, compared to 3.38% and 4.06% for the corresponding 2005 period. Interest income increased $940,000, or 22.4%, to $5.1 million for the three-month period ended September 30, 2006 due to growth in average earning assets and an increase in short-term interest rates. The average yield earned on interest-earning assets increased 77 basis points to 6.82% for the three months ended September 30, 2006. Interest expense increased $1.0 million, or 72.8%, to $2.4 million for the quarter ended September 30, 2006 as a result of an increase in the volume and rate paid on interest-bearing liabilities. The average rate paid on interest-bearing liabilities increased 129 basis points to 3.95% for the three months ended September 30, 2006.

Noninterest income decreased $69,000, or 15.1%, to $387,000 for the quarter ended September 30, 2006 compared to the corresponding 2005 period due to a combination of factors including decreases in mortgage origination income, service charges and gain on sale of foreclosed property more than offsetting a decrease in loss on sale of investment securities.

Noninterest expense increased $591,000, or 28.5%, to $2.7 million for the three-month period ended September 30, 2006 compared to the corresponding 2005 period due to a combination of factors including increases in expenses for compensation and benefits, occupancy, advertising and equipment and data processing. Compensation and benefits expense increased $262,000, or 20.5%, to $1.5 million for the three-month period ended September 30, 2006 primarily due to staff additions for our branch offices in Hamblen and Knox Counties and our future branch office in Knox County that is anticipated to open in 2007. There were 95 full-time employees at September 30, 2006 compared to 81 full-time employees at September 30, 2005. Increases in advertising, occupancy, equipment and data processing expenses were also the result of our recent expansion activities.

Nonperforming assets totaled $271,000, or 0.08% of total assets at September 30, 2006, compared to $480,000, or 0.16% of total assets at September 30, 2005 due to a decline in repossessed assets. Net charge-offs for the quarter ended September 30, 2006 were $28,000, or 0.04% of average loans, compared to $12,000, or 0.02% of average loans for the quarter ended September 30, 2005. The allowance for loan losses was $2.1 million, or 0.80% of total gross loans, at September 30, 2006 compared to $2.3 million, or 1.05% of total gross loans, at September 30, 2005. There were no additions to the allowance for loan losses for either three-month period.

Total assets at September 30, 2006 were $331.4 million compared to $327.1 million at June 30, 2006. During the quarter ended September 30, 2006, net loans receivable increased $10.9 million, or 4.3%, to $265.0 million, primarily due to growth in real estate loans. Total deposits increased $9.3 million, or 4.7%, during the quarter to $208.1 million at September 30, 2006 as a result of marketing efforts and promotions associated with the opening of our two new full-service offices. The increase in deposits has provided funding for loan growth and reduced our reliance on Federal Home Loan Bank advances during the quarter ended September 30, 2006. Federal Home Loan Bank advances were $47.9 million at September 30, 2006, a decrease of $4.5 million compared to $52.4 million at June 30, 2006.

Total equity decreased $101,000, to $74.4 million at September 30, 2006 due primarily to the repurchase of shares in the amount of $633,000. Stock repurchases for the three months ended September 30, 2006 totaled 47,351 shares at an average cost of $13.38 per share. On February 24, 2006, the Company announced its third stock repurchase program in which up to 690,261 shares, or 10% of the Company's outstanding common stock, may be repurchased. At September 30, 2006, 526,923 shares remained eligible for repurchase under the current stock repurchase program. The Company paid a $0.06 per share dividend to shareholders during the quarter ended September 30, 2006 totaling $396,000.

Jefferson Bancshares, Inc. is the holding company for Jefferson Federal Bank, a federally-chartered stock thrift institution headquartered in Morristown, Tennessee. Jefferson Federal is a community oriented financial institution offering traditional financial services with offices in Hamblen and Knox County. The Company's stock is listed on the NASDAQ Global Market under the symbol "JFBI." More information about Jefferson Bancshares and Jefferson Federal Bank can be found at its website: www.jeffersonfederal.com.

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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
                                                JEFFERSON BANCSHARES, INC.


                                                             AT                           AT
                                                     SEPTEMBER 30, 2006              JUNE 30, 2006
                                               -------------------------------    --------------------
                                                               (Dollars in thousands)
FINANCIAL CONDITION DATA:
Total assets                                        $      331,398                 $      327,137
Loans receivable, net                                      265,033                        254,127
Cash and cash equivalents, and
    interest-bearing deposits                                8,760                        11,956
Investment securities                                       31,271                        31,845
Deposits                                                   208,130                       198,843
Borrowings                                                  47,900                        52,400
Stockholders' equity                                        74,442                        74,543


                                                          THREE MONTHS ENDED SEPTEMBER 30,
                                                            2006                         2005
                                               -------------------------------    --------------------
                                                  (Dollars in thousands, except per share data)

OPERATING DATA:
Interest income                                     $        5,134                 $       4,194
Interest expense                                             2,385                         1,380
Net interest income                                          2,749                         2,814
Provision for loan losses                                        -                             -
Net interest income after
   provision for loan losses                                 2,749                         2,814
Noninterest income                                             387                           456
Noninterest expense                                          2,666                         2,075
Earnings before income taxes                                   470                         1,195
Total income taxes                                             180                           410
Net earnings                                                   290                           785


SHARE DATA:
Earnings per share, basic                           $         0.05                 $        0.12
Earnings per share, diluted                         $         0.05                 $        0.12
Dividends per share                                 $         0.06                 $        0.06
Weighted average shares:
    Basic                                                6,041,551                     6,620,320
    Diluted                                              6,049,466                     6,633,489


                                                            THREE MONTHS ENDED SEPTEMBER 30,
                                                            2006                         2005
                                               -------------------------------    --------------------
                                                               (Dollars in thousands)

ALLOWANCE FOR LOAN LOSSES:
Allowance at beginning of period                    $        2,172                 $       2,293
Provision for loan losses                                        -                             -
Recoveries                                                      25                            36
Charge-offs                                                    (53)                          (48)
                                               -------------------------------    --------------------
Net charge-offs                                                (28)                          (12)
                                               -------------------------------    --------------------
Allowance at end of period                          $        2,144                 $       2,281
                                               ===============================    ====================

Net charge-offs to average outstanding
    loans during the period, annualized                       0.04%                         0.02%

                                                             AT                           AT                       AT
                                                     SEPTEMBER 30, 2006              JUNE 30, 2006         SEPTEMBER 30, 2005
                                               -------------------------------    --------------------   ------------------------
                                                                             (Dollars in thousands)
NONPERFORMING ASSETS:
Nonaccrual loans:
    Real estate                                      $                    138      $              296      $                 221
    Commercial business                                                    50                      49                          -
    Consumer                                                               17                       -                          -
                                               -------------------------------    --------------------   ------------------------
       Total                                                              205                     345                        221
                                               -------------------------------    --------------------   ------------------------
Real estate owned                                                          66                      74                        259
Other nonperforming assets                                                  -                      16                          -
                                               -------------------------------    --------------------   ------------------------

Total nonperforming assets                           $                    271      $              435      $                 480
                                               ===============================    ====================   ========================

                                                     THREE MONTHS ENDED               YEAR ENDED
                                                     SEPTEMBER 30, 2006              JUNE 30, 2006
                                               -------------------------------    --------------------
PERFORMANCE RATIOS:
Return on average assets                                            0.35%                   0.75%
Return on average equity                                            1.55%                   2.99%
Interest rate spread                                                2.86%                   3.16%
Net interest margin                                                 3.65%                   3.89%
Efficiency ratio                                                   85.03%                  69.97%
Average interest-earning assets to
    average interest-bearing liabilities                          124.88%                 130.28%

ASSET QUALITY RATIOS:
Allowance for loan losses as a
    percent of total gross loans                                    0.80%                   0.85%
Allowance for loan losses as a
    percent of nonperforming loans                               1045.85%                 629.57%
Nonperforming loans as a percent
    of total loans                                                  0.08%                   0.13%
Nonperforming assets as a percent
    of total assets                                                 0.08%                   0.13%


Contacts:

Jefferson Bancshares, Inc.
Anderson L. Smith 423-586-8421
Jane P. Hutton 423-586-8421